AuthenTec Reports Second Quarter 2007 Financial Results
-	Achieves revenue growth of 51 percent over the prior-year quarter

-	Improves gross margin by 680 basis points over the prior-year quarter

-	Provides revenue estimates for third quarter and fiscal 2007

-	Successfully completes IPO, raising $57.5 million in proceeds
MELBOURNE, Fla., July 31, 2007 — AuthenTec (NASDAQ: AUTH), the world’s leading provider of fingerprint authentication sensors and solutions, today reported financial results for the quarter ended June 29, 2007.
Revenue for the second quarter of 2007 reached a record $12.3 million, up 51 percent from the second quarter of 2006 and 32 percent sequentially from the first quarter of 2007, as a result of increased shipments to leading PC and cell phone customers.
AuthenTec reports both GAAP and non-GAAP financial results as the company believes these provide important and consistent information to management and investors. Non-GAAP measures exclude stock based compensation and charges associated with changes in the fair value of preferred stock warrants prior to the closing of the company’s initial public offering. Tables are included in this release providing a reconciliation between GAAP and non-GAAP financial results.
On a non-GAAP basis, the net loss for the second quarter of 2007 was reduced to $0.03 per share compared to a net loss of $0.10 per share in the second quarter of 2006. Weighted average shares used in the calculation of non-GAAP net loss per share are adjusted to reflect the conversion of all preferred stock and senior secured convertible notes into common stock. Gross margin for the second quarter of 2007 was 45.0 percent, up 680 basis points from the second quarter of 2006. This increase in gross margin was driven by the favorable effect on product mix of higher margin sensors introduced within the last year and improved manufacturing efficiencies.
The GAAP net loss for the second quarter of 2007 was $7.37 per share, based on the number of common shares outstanding prior to the IPO (the share count used for such calculation does not include any of the preferred stock and senior secured convertible notes that were later converted to shares of common stock upon the IPO). The GAAP results for the second quarter of 2007 include a charge for the change in the fair value of preferred stock warrants of $5.9 million. All preferred stock warrants converted to common stock warrants upon the closing of the company’s IPO in early July and as a result, the warrants are no longer subject to revaluation. No further charges related to the revaluation of the warrants are expected after the second quarter.
“We achieved very solid results in our second quarter, our first as a public company with the successful initial public offering of our stock,” said AuthenTec Chairman & CEO Scott Moody. “Our IPO was a real milestone for the company and will only help solidify our position as the leader in this rapidly growing market. As excited as our entire team was with the IPO, this is only one step in our growth as a company. It is our performance as a public company that counts, and our second quarter certainly provides a good foundation for us to build upon.”

“During this last quarter, we experienced excellent revenue growth, increasing orders momentum, improved gross margin and, most importantly, achieved significant improvement in operating income,” added Moody. “Helping drive this growth was increased shipments to support recent design wins, demonstrating the rapid adoption of our TruePrint® RF technology and the value that the Power of Touch® brings to our customers’ products. We exited the quarter with strong visibility into our third quarter that will lead to continued sequential revenue growth and increased operating leverage through the remainder of 2007.”
Second Quarter Highlights
•	The company achieved record shipments during the quarter with more than three million fingerprint sensor units shipped, bringing AuthenTec’s patented TruePrint RF technology to more customers than ever before. Total shipments since inception of the company through the end of the quarter were just under an industry leading 19 million fingerprint sensors.
•	AuthenTec continues to win new notebook designs with the world’s largest PC OEMs, and its fingerprint sensors have now been integrated into more than 90 Windows Vista™-equipped models.
•	Toshiba announced their first laptop in April using the company’s AES1610 fingerprint sensor. The AES1610 is the smallest fingerprint sensor designed specifically for the PC market. In addition, AuthenTec announced that ASUSTeK has now introduced a dozen laptop models that incorporate this product, after introducing their first AES1610-equipped model in the first quarter. HP, Lenovo, Toshiba, ASUSTeK and Acer, among others, all now offer at least one laptop model with the AES1610.
•	AuthenTec quickly ramped production of its fourth generation sensor for the wireless market, the AES1710. This high-performance product, which was introduced in the first quarter, continues to gain rapid adoption in a variety of cell phones and had the highest unit volume ramp of any new product in the company’s history. The AES1710 is AuthenTec’s fifteenth product, adding to what was already the largest portfolio of fingerprint sensors on the market today.
•	Hitachi introduced its new flagship “Win” series phone, the W51H, which includes an AuthenTec sensor as a standard feature. This phone not only uses the sensor for security, but also leverages AuthenTec’s Power of Touch by utilizing the sensor as a navigation device. AuthenTec sensors are used in more than 95 percent of all fingerprint biometric cell phones available worldwide.
•	Following the close of the second quarter, AuthenTec successfully completed its initial public offering of common stock, selling 5,625,000 shares to raise $57,543,750 in company proceeds before expenses. All existing preferred stock and senior secured convertible notes converted to shares of common stock as of the transaction’s closing on July 2. AuthenTec intends to use IPO proceeds for general corporate purposes, including working capital.

Outlook
“Based on our strong performance during the last quarter and the continued strong visibility we have from our customers, we are estimating revenue for the third quarter to be in a range of between $13.2 million and $13.5 million. At the midpoint of this range, this would reflect a 62 percent increase from the same quarter last year,” said Moody. “We are also providing revenue guidance for fiscal 2007 of between $48 million and $50 million. Furthermore, we expect the non-GAAP net income to approach break-even for the third quarter, two quarters ahead of our prior plans due to the increased revenue outlook, improving margins and operating leverage as a fabless semiconductor company.”
Conference Call
A conference call to discuss AuthenTec’s second quarter financial results will be hosted by Chairman and CEO Scott Moody and CFO Gary Larsen at 4:30 pm Eastern today. Investors and analysts may join the conference call toll-free in the U.S. by dialing (800) 481-7713 and providing the pass code 4364796. International callers may join the teleconference by dialing (719) 457-2730. A webcast of the call will be available on the company’s website at www.authentec.com/investors.html.
A replay of the teleconference will be available beginning at 8:00 pm Eastern on July 31 and will run until midnight Eastern on Tuesday, August 7. To access the replay, please call (888) 203-1112 or (719) 457-0820 and provide the replay pass code, 4364796.
About AuthenTec
With more than 18 million sensors in use worldwide, AuthenTec is the world leader in providing fingerprint authentication sensors and solutions to the high-volume PC, wireless device, and access control markets. AuthenTec’s award-winning sensors take full advantage of The Power of Touch® by utilizing the company’s patented TruePrint® technology to deliver the most convenient, reliable and cost-effective means available for enabling touch-powered features that extend beyond user authentication. The company’s customers include: Acer, ASUSTeK, Fujitsu, HP, Hitachi, HTC, Lenovo, LG Electronics, Samsung, and Toshiba, among others.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. AuthenTec believes this non-GAAP earnings information provides meaningful insight into the company’s performance and has chosen to provide this information to investors for a more consistent basis of comparison. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “GAAP to non-GAAP reconciliation”. AuthenTec anticipates disclosing forward-looking non-GAAP financial information during its conference call to discuss second quarter results, including an estimate of non-GAAP earnings for the third quarter that excludes the impact of stock-based compensation and changes in the fair value of AuthenTec’s freestanding preferred stock warrants. AuthenTec cannot readily estimate these expenses because they depend on such factors as our future stock price for purposes of computing such expenses.

Forward Looking Statements
This Quarterly Report contains statements relating to expected future results and business trends that are based upon our current estimate, expectations, and projections about our industry, and upon management’s beliefs, and certain assumptions we have made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: industry and global economic and market conditions, such as the cyclical nature of the semiconductor industry and the markets addressed by our and our customers’ products; demand for, and market acceptance of, new and existing products; successful development of new products; the timing of new product introductions; new product performance and quality; the successful integration of acquisitions; manufacturing difficulties, such as the availability and extent of utilization of manufacturing capacity and raw materials; procurement shortages; the failure of our suppliers or outsource providers to perform their obligations in a manner consistent with our expectations; pricing pressures and other competitive factors, such as competitor’s new products; competitors with significantly greater financial, technical, manufacturing and marketing resources; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection of the related intellectual property; legal challenges to our products and technology, such as intellectual property infringement and misappropriation claims; customer service; the extent that customers use our products and services in their business, such as the timing of the subsequent entry of our customer’s products containing our components into production, the size and timing of orders from customers, and customer cancellations or shipment delays; changes in import export regulations; legislative, tax, accounting, or regulatory changes or changes in their interpretation; transportation, communication, demand, information technology or supply disruptions based on factors outside our control such as natural disasters, wars, and terrorist activities; and exchange rate fluctuations. These “forward-looking statements” are made only as of the date hereof, and we undertake no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.
# # #
Contacts:
Brent Dietz
AuthenTec
321-308-1320
brent.dietz@authentec.com

AuthenTec, Inc.
GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three month ended		Six months ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Revenue	$12,300	$8,142	$21,595	$15,528

Cost of revenue	6,778	5,028	11,793	9,197

Gross profit	5,522	3,114	9,802	6,331

Operating expenses:
Research and development	3,016	2,746	5,790	5,025
Selling and marketing	2,077	1,767	4,061	3,451
General and administrative	1,226	509	2,694	830

Total operating expenses	6,319	5,022	12,545	9,306

Operating loss	(797)	(1,908)	(2,743)	(2,975)

Other income (expense):
Warrant expense	(5,884)	(185)	(9,637)	(469)
Interest expense	(78)	—	(105)	—
Interest income	103	88	174	186

Total other income (expense), net	(5,859)	(97)	(9,568)	(283)

Net loss	$(6,656)	$(2,005)	$(12,311)	$(3,258)

Net loss per share, basic and diluted	$(7.37)	$(3.13)	$(14.69)	$(5.61)

Shares used in computing basic and diluted net loss per common share	903	641	838	581

AuthenTec, Inc.
GAAP to Non-GAAP Reconciliation
(In thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 29, 2007			June 30, 2006
	GAAP	Adjustment (a)	Non-GAAP	GAAP	Adjustment (a)	Non-GAAP
Revenue	$12,300	$—	$12,300	$8,142	$—	$8,142

Cost of revenue	6,778	(13)	6,765	5,028	—	5,028

Gross profit	5,522	13	5,535	3,114	—	3,114
Gross margin	44.9%		45.0%	38.2%		38.2%

Operating expenses
Research and development	3,016	(67)	2,949	2,746	(2)	2,744
Selling and marketing	2,077	(56)	2,021	1,767	—	1,767
General and administrative	1,226	(65)	1,161	509	(8)	501

Total operating expenses	6,319	(188)	6,131	5,022	(10)	5,012

Operating loss	(797)	201	(596)	(1,908)	10	(1,898)

Other income (expense), net	(5,859)	5,884	25	(97)	185	88

Net loss	$(6,656)	$6,085	(571)	$(2,005)	$195	$(1,810)

Net loss per share, basic and diluted	$(7.37)	$7.34	$(0.03)	$(3.13)	$3.03	$(0.10)

Shares used in computing basic and diluted net loss per common share	903	19,794 (b)	20,697	641	17,983 (b)	18,624

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.

(b)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

	Six months ended
	June 29, 2007			June 30, 2006
	GAAP	Adjustment (a)	Non-GAAP	GAAP	Adjustment (a)	Non-GAAP
Revenue	$21,595	$—	$21,595	$15,528	$—	$15,528

Cost of revenue	11,793	(17)	11,776	$9,197	—	9,197

Gross profit
Gross margin	9,802	17	9,819	6,331	—	6,331
	45.4%		45.5%	40.8%		40.8%

Operating expenses
Research and development	5,790	(110)	5,680	5,025	(2)	5,023
Selling and marketing	4,061	(74)	3,987	3,451	—	3,451
General and administrative	2,694	(175)	2,519	830	(8)	822

Total operating expenses	12,545	(359)	12,186	9,306	(10)	9,296

Operating loss	(2,743)	376	(2,367)	(2,975)	10	(2,965)

Other income (expense), net	(9,568)	9,637	69	(283)	469	186

Net loss	$(12,311)	$10,013	$(2,298)	$(3,258)	$479	$(2,779)

Net loss per share, basic and diluted	$(14.69)	$14.57	$(0.12)	$(5.61)	$5.46	$(0.15)

Shares used in computing basic and diluted net loss per common share	838	19,096 (b)	19,934	581	17,984 (b)	18,565

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.

(b)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 29,	December 29,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$5,808	$6,076
Short-term investments	2,317	—
Accounts receivable, net	5,433	3,697
Prepaid expenses	1,688	220
Inventory	4,809	4,499

Total current assets	20,055	14,492
Property and equipment, net	2,360	1,435

Total assets	$22,415	$15,927

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,573	$2,255
Preferred stock warrants liability (a)	9,075	—
Accrued litigation expenses	2,150	1,905
Other accrued liabilities	5,413	4,202

Total current liabilities	19,211	8,362
Preferred stock warrants liability (a)	124	7,597
Long-term accrued litigation expenses	—	898
Senior secured convertible notes (a)	7,500	—

Total liabilities	26,835	16,857
Mandatorily redeemable convertible preferred stock (a)	70,965	62,609
Stockholders’ equity (deficit)
Junior convertible preferred stock (a)	45	45
Common stock and additional paid in capital	1,954	1,489
Accumulated deficit	(77,384)	(65,073)

Total stockholders’ equity (deficit)	(75,385)	(63,539)
Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$22,415	$15,927

(a)	Upon the closing of the initial public offering on July 2, 2007, all convertible preferred stock and convertible notes converted to common stock, and all preferred stock warrants converted to warrants for common stock. The balances associated with these instruments will be reclassifed to Common stock and additional paid in capital in the third quarter of 2007.